Exhibit 99.1

VIA HOLDINGS I, INC.

Consolidated Financial Statements

December 31, 2013

(With Independent Auditors’ Report Thereon)

VIA HOLDINGS I, INC.

Independent Auditors’ Report

The Board of Directors

VIA Holdings I, Inc.:

We have audited the accompanying consolidated financial statements of VIA Holdings I, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of VIA Holdings I, Inc. and its subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Portland, Oregon

April 10, 2014

VIA HOLDINGS I, INC.

Consolidated Balance Sheet

December 31, 2013

(Dollars and share amounts in thousands)

2013
Assets
Current assets:
Cash and cash equivalents	$19,632
Accounts receivable, net	32,903
Deferred tax assets, net	13,876
Other current assets	3,976

Total current assets	70,387
Property and equipment, net	6,190
Other assets	3,637
Intangible assets, net	83,031
Goodwill	150,621

Total assets	$313,866

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,356
Accrued payroll expenses	5,605
Deferred revenue	47,373
Holdback liability	7,817
Current portion of long term debt	825
Other current liabilities	2,497

Total current liabilities	66,473
Long-term debt, net of current portion	163,975
Long-term deferred revenue	6,624
Long-term deferred tax liability	2,895
Stock compensation liability	2,709
Other long-term liabilities	150

Total liabilities	242,826

Commitments and contingencies (note 7)
Stockholders’ equity:
Class A common, $0.001 par value. Aggregate liquidation preference over Class B common of $101,961 at December 31, 2013; 200 shares authorized; 102 shares issued and outstanding at December 31, 2013	—
Class B common, $0.001 par value. 105,000 shares authorized; 95,154 shares issued and outstanding at December 31, 2013	95
Additional paid-in capital	108,054
Accumulated deficit	(37,109)

Total stockholders’ equity	71,040

Total liabilities and stockholders’ equity	$313,866

See accompanying notes to consolidated financial statements.

VIA HOLDINGS I, INC.

Consolidated Statements of Operations

Year ended December 31, 2013

(Dollars in thousands)

2013
Revenues:
Software licenses	$50,600
Maintenance and professional services	67,879

Total revenue	118,479

Cost of revenue:
Software licenses	8,143
Maintenance and professional services	14,273

Total cost of revenues	22,416

Gross profit	96,063

Operating expenses:
Research and development	23,874
Sales and marketing	58,111
General and administrative	14,909
Acquisition and restructuring costs	9,825

Total operating expenses	106,719

Loss from operations	(10,656)
Interest expense, net	(11,920)
Other income (expense), net	(273)

Loss before income taxes	(22,849)
Income tax benefit	7,340

Net loss	$(15,509)

See accompanying notes to consolidated financial statements.

VIA HOLDINGS I, INC.

Consolidated Statements of Stockholders’ Equity

Year ended December 31, 2013

(Dollars and shares in thousands)

	Class A Common Stock		Class B Common Stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	equity
Balance at December 31, 2012	102	$—	93,385	$93	106,333	(21,555)	84,871
Issuance of VIA Holdings I, Inc. Class A Common Shares	—	—	—	—	615	—	615
Issuance of VIA Holdings I, Inc. Class B Common Shares	—	—	11	—	6	—	6
Repurchase of VIA Holdings I, Inc. Class A Common Shares	—	—	—	—	(250)	(45)	(295)
Repurchase of VIA Holdings I, Inc. Class B Common Shares	—	—	(434)	—	(254)	—	(254)
Vesting of Incentive stock	—	—	2,192	2	1,491	—	1,493
Stock compensation expense	—	—	—	—	113	—	113
Net loss	—	—	—	—	—	(15,509)	(15,509)

Balance at December 31, 2013	102	$—	95,154	$95	108,054	(37,109)	71,040

See accompanying notes to consolidated financial statements.

VIA HOLDINGS I, INC.

Consolidated Statements of Cash Flows

Year ended December 31, 2013

(Dollars in thousands)

2013
Cash flows from operating activities:
Net loss	$(15,509)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,436
Amortization of loan fees	760
Recovery of bad debts	(50)
Stock-based compensation	113
Incentive Stock compensation	2,095
Deferred tax benefit	(8,086)
Loss on disposal of property and equipment	1,815
Other noncash items	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(8,997)
Other current assets	36
Accounts payable	(1,657)
Deferred revenue	10,179
Accrued payroll expenses	963
Other current liabilities	141

Net cash provided by operating activities	9,239

Cash flows from investing activities:
Acquisition of nCircle Inc., net of cash acquired of $5,087	(87,118)
Holdback payment associated with acquisition of Tripwire, Inc.	—
Purchases of property and equipment	(3,813)

Net cash used in investing activities	(90,931)

Cash flows from financing activities:
Proceeds from issuance of Class A Common stock	615
Proceeds from issuance of Class B Common stock	6
Proceeds from issuance of liability classified Class B Common stock	89
Repurchase of Class A and B Common stock	(549)
Repurchase of liability classified Class B Common stock	(76)
Payment of loan origination costs	(2,425)
Payment of loan principal	(200)
Proceeds from long-term debt	85,000

Net cash provided by investing activities	82,460

Increase in cash and cash equivalents	768
Cash and cash equivalents at beginning of period	18,864

Cash and cash equivalents at end of period	$19,632

See accompanying notes to consolidated financial statements.

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(1)	Basis of Presentation

(a)	Description of the Company

VIA Holdings I. Inc. (also referred to herein as Holdings) is a Delaware corporation that owns 100% of the issued and outstanding capital stock of VIA Holdings II, Inc., a Delaware corporation. Holdings was incorporated on April 28, 2011 and has no significant assets or operations other than its ownership of VIA Holdings II, Inc. unless the context otherwise requires, Company herein refers to Holdings and its consolidated subsidiaries. The Company provides IT security and compliance automation software solutions through its Tripwire, Inc. subsidiary that help protect physical and virtual IT infrastructure. The Company is headquartered in Portland, Oregon with sales, local support and/or research & development offices located in California, Georgia, Canada, the United Kingdom and Japan.

(b)	Consolidated Financial Statements

The consolidated financial statements include the accounts of VIA Holdings I, Inc. and its wholly owned subsidiaries, VIA Holdings II, Inc. and Tripwire, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include revenue recognition, stock-based compensation expense and stock-based compensation liabilities, valuation of accounts receivable, the valuation of deferred tax assets and liabilities, and the valuation of certain assets arising out of purchase accounting, as they require a higher degree of judgment in their application. Actual results could differ from those estimates.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, money market funds and other highly liquid investments with original maturities of three months or less.

(b)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance for doubtful accounts based on historical write-off experience and the current composition of receivables. The Company reviews its allowance for doubtful accounts regularly. Past due balances are reviewed individually for collectability. Account balances are written off against the allowance for doubtful accounts after reasonable means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers.

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VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

The allowance for doubtful accounts as of December 31, 2013 was $0.2 million. Uncollectible amounts written off in the years ended December 31, 2013 were immaterial.

(c)	Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, trade receivables and accounts payable approximate fair value because of the short maturity for these instruments. Additionally, the Company’s long-term borrowings are at a variable interest rate that adjusts based on current market indices and as such, the recorded value approximates fair value.

The Company measures and reports its investments in money market funds at fair value on a recurring basis. The carrying value of the Company’s investments in money market funds approximates their fair value. Such instruments are classified as Level 1 and are included in cash and cash equivalents which total $11.0 million at December 31, 2013. All cash equivalents are in instruments that are convertible to cash daily. Other than the holdback liability referenced in note 3, the Company does not have any other material financial assets or liabilities that are measured at fair value.

(d)	Concentrations of Credit Risk and Business Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivable. The Company holds its cash and cash equivalents with high credit quality financial institutions. The Company’s cash balances with these financial institutions often exceed deposit insurance limits. Accounts receivables are with customers in many industries dispersed across a wide geographic base. Credit losses, when realized, have been within the range of management’s expectations.

No customers accounted for more than 10% of consolidated revenue for the year ended December 31, 2013. No customers accounted for more than 10% of total accounts receivable at December 31, 2013.

The majority of the Company’s revenue is derived from sales of the Tripwire Enterprise product and related services, and the Company expects this to continue for the foreseeable future. As a result, the Company expects that its revenue and operating results will continue to depend significantly on demand for the Tripwire Enterprise product. Demand for the Tripwire Enterprise product is affected by a number of factors, some of which are beyond the Company’s control, including the timing of development and release of new products by the Company and its competitors, technological change, growth in the worldwide IT Market, Company performance and other risks and opportunities. If the Company is unable to generate and respond to demand for its products or create products that meet changing customer needs, its consolidated financial condition, results of operations and liquidity could be adversely affected.

9	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(e)	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is calculated utilizing the straight-line method over the estimated useful lives of the assets, which is generally three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Repairs and maintenance costs are expensed as incurred.

(f)	Internal Use Software

Costs incurred for internal use software in the preliminary project stage are expensed as incurred and costs incurred in the application development stage, which meet the capitalization criteria, are capitalized, and amortized on a straight-line basis over the estimated useful life of the asset, typically three years. There were no internally developed software costs capitalized for any of the periods presented.

(g)	Software Development Costs

Software development costs are capitalized beginning when a product’s technological feasibility has been established by completion of a detailed program design or working model of the product and ending when a product is available for general release to customers. To date, the establishment of technological feasibility has substantially coincided with the timing of the product’s general release. As a result, the Company has not capitalized any software development costs and has charged all such costs to research and development expense in the period incurred.

(h)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, depending on the nature of the asset. There were no impairments of long-lived assets recorded during the periods presented.

(i)	Goodwill and Indefinite-Lived Intangible Assets

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is not amortized, but instead, tested for impairment at least annually. In 2011, the Company adopted ASU 2011-08, Intangibles – Goodwill and Other (Topic 350), Testing Goodwill for Impairment, which allows an entity to perform a qualitative assessment of the fair value of its reporting units before calculating the fair value of the reporting unit in step one of the two-step goodwill impairment model. If, through the qualitative assessment, the entity determines that it is more likely than not that a reporting unit’s fair value is greater than its carrying value, the remaining impairment steps would be unnecessary.

10	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

If there are indicators that goodwill has been impaired and thus the two-step goodwill impairment model is necessary, step one is to determine the fair value of the reporting unit and compare it with its carrying value including goodwill. If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is typically determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

The Company’s indefinite-lived intangible asset, a trade name, is not amortized, but tested annually for impairment or more frequently if events or changes in circumstances indicate that the asset might be impaired. In assessing the recoverability of the indefinite-lived intangible asset, the Company must make assumptions about the estimated future cash flows and other factors to determine the fair value of the asset.

The impairment evaluation for the indefinite-lived intangible asset includes a comparison of the asset’s carrying value to the asset’s fair value. When the carrying value exceeds fair value, an impairment charge is recorded for the amount of the difference. An intangible asset is determined to have an indefinite useful life when there are no legal, regulatory, contractual, competitive, economic or any other factors that may limit the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. The Company also evaluates annually the remaining useful life of an intangible asset that is not being amortized to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is determined to have a finite useful life, the asset will be amortized prospectively over the estimated remaining useful life and accounted for in the same manner as intangible assets subject to amortization. The Company has determined that an indefinite life for its trade name continues to be appropriate.

The Company performs its annual impairment reviews of goodwill and indefinite-lived intangible assets during the fourth quarter of each year or when a triggering event occurs between annual impairment tests. There was no impairment loss recorded during the periods presented.

(j)	Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this approach, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities resulting from a change in tax rates is recognized in income in the period that includes the enactment date.

11	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(k)	Revenue Recognition and Deferred Revenue

The Company recognizes revenue according to the provisions of the FASB’s guidance on software revenue recognition. Revenue is reported net of taxes collected and remitted to government authorities.

Software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, collection is probable and vendor-specific objective evidence (VSOE) of the fair value of undelivered elements exists. As substantially all of the software licenses are sold in multiple-element arrangements that include either maintenance or both maintenance and professional services, the Company uses the residual method to determine the amount of license revenue to be recognized. Under the residual method, consideration is allocated to undelivered elements based upon VSOE of the fair value of those elements, with the residual of the arrangement fee allocated to and recognized as license revenue. The Company has established VSOE of the fair value of maintenance, subscription-based software licenses and remote ongoing operational services based on contractually stated renewal rates, provided such rates are substantive. Maintenance renewal rates demonstrate a consistent relationship of maintenance price as a percentage of the license fee. Subscription and remote ongoing operational services are discounted consistently relative to order size. VSOE of the fair value of professional services is established based on daily rates when sold on a stand-alone basis.

Software license revenue is generally recognized upon delivery of the software if all revenue recognition criteria are met. Estimated sales returns and allowances are recorded upon shipment of the product. The Company generally accepts returns within 90 days of original sale. The allowance for sales returns was $0.1 million at December 31, 2013.

In addition to direct sales, the Company sells its products through distributors and resellers. The Company recognizes revenue upon sale from the distributor to the end user in these arrangements.

Revenue allocated to support services under our maintenance contracts, which gives the subscriber the rights to obtain unspecified updates and enhancements on a when-and-if-available basis, as well as subscription-based software and remote ongoing operational services, is paid in advance and is recognized ratably over the term of the service. Professional services generally consist of installation and training services and are not essential to the functionality of the software. Revenue allocated to professional services, including remote implementation services, is recognized as the services are performed.

Deferred revenue consists of amounts received or receivable from customers for maintenance, subscription-based software and professional services for which the earnings process is incomplete.

12	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(l)	Research and Development

Expenditures for research and development are expensed as incurred.

(m)	Advertising Costs

Advertising costs are expensed as incurred and totaled $2.4 million for the year ended December 31, 2013.

(n)	Stock-Based Compensation

The Company recognizes expense for its incentive stock purchase agreements based on the reporting date intrinsic value of the portion of equity units purchased that have not been subject to the full risks and rewards of ownership for a reasonable period of time, based on the prorated portion of services rendered at that date. See note 8.

The Company recognizes expense for stock option awards based on the grant date fair value of equity awards granted. The fair values of the Company stock option grants are estimated as of the grant date using the Black-Scholes option valuation model, which is affected by the Company’s estimates of the risk-free interest rate, the Company’s expected dividend yield, the expected term of the awards and the expected share price volatility of the Company’s common shares over the term of the awards.

(o)	Foreign Currency Transactions

The functional currency for the Company’s foreign subsidiaries is the U.S. dollar. As a result, the Company remeasures its foreign subsidiary balance sheets and operating accounts into U.S. dollars. Nonmonetary balance sheet items are remeasured at historical rates and monetary balance sheet items are remeasured at current rates. Exchange gains and losses from remeasurement of monetary assets and liabilities are recognized in the consolidated statements of operations in other income (expense). There were no material foreign exchange gains or losses recognized by the Company for the year ended December 31, 2013. The Company has not purchased forward exchange contracts or other derivative instruments related to this foreign currency risk as of December 31, 2013.

(p)	Comprehensive Loss

Comprehensive loss is equal to net loss for the year ended December 31, 2013. As such, no separate statement of comprehensive loss has been presented.

(3)	Acquisition

On April 2, 2013, pursuant to an agreement and plan of merger (the Merger), the Company acquired nCircle Network Securities, Inc. (nCircle) (through its wholly owned subsidiary merger subsidiary, Tripwire Merger Sub, Inc.) in exchange for an aggregate purchase price of $100 million, less the amount of certain of nCircle’s transaction expenses and retention bonuses, plus the amount of estimated cash on hand. The Company acquired nCircle for their agentless vulnerability-assessment and configuration management technology and customer relationships. In connection with the Merger, the nCircle’s existing common stockholders received a portion of the merger consideration equal to $0.82 per common share, less a pro rata portion of the holdback amounts to be distributed 15 months after the merger date, subject to the terms of the Merger agreement. nCircle’s preferred stockholders received a portion of the merger consideration varying from $2.09 to $161.62 per share, depending on the class of preferred stock held, less a pro rata

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VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

portion of the holdback amounts. To the extent that any existing holder of options or warrants to acquire shares of nCircle’s common stock did not exercise such options or warrants prior to the effective time of the Merger, such holder was paid an amount in cash equal to the applicable per-share consideration less the exercise price of such option or warrant in complete satisfaction of the option or warrant. nCircle continues as a wholly owned subsidiary of the Company.

In connection with the Merger, the following transactions occurred:

•	VIA Holdings II, Inc. and the Company executed a credit agreement with Ares Capital Corporation, which provides for senior secured credit facilities of up to $175.0 million, subject to borrowing base availability (the Credit Facility), and under which there was $164.8 million of outstanding borrowing on the closing date. This includes $85.0 million of additional borrowings that were used in the purchase of nCircle. The Credit Facility matures on May 23, 2018;

•	Fees of $2.4 million were paid in connection with the Credit Facility. These fees are recorded as assets in and are being amortized over the life of the Credit Facility; and

•	Seller transaction fees of $2.3 million and retention bonuses of $2.6 million were paid and deducted from the merger consideration.

The net proceeds from the cash on hand and the additional borrowings under the Credit Facility were used to effect the Merger and to pay related fees and expenses and other amounts payable under the merger agreement.

The fair value of consideration transferred was as follows (in thousands):

Aggregate purchase price	$100,000
Transaction fees and retention bonus	(4,882)
Holdback amount – gross	(8,000)
Cash on hand	5,087

Total value of consideration paid at closing	92,205
Adjusted value of holdback liability	7,817

Total fair value of consideration	$100,022

The Acquisition was recorded using the acquisition method of accounting in accordance with the accounting guidance for business combinations and noncontrolling interest. The Company has recorded a liability on the opening balance sheet for the adjusted value of the holdback payment of $7.8 million as a component of other liabilities. The adjusted value of the holdback amount was determined by discounting the liability using a risk free rate of interest and further reduced by certain escrow adjustments. Additionally, the Company has reflected the debt of its subsidiary, VIA Holdings II, Inc. in these consolidated financial statements as the Company expects to fund the principle and interest payments from its operations.

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VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

The purchase price was allocated to assets acquired and liabilities assumed based on the estimated fair market value of such assets and liabilities at the date of acquisition. The allocation of the purchase price is as follows (in thousands):

April 2, 2013
Cash	$5,087
Accounts receivable	4,800
Other current assets	1,160
Property and equipment	828
Intangible assets	41,320
Deferred tax assets	10,596
Other assets	137

Total assets acquired	63,928

Accounts payable	1,268
Accrued and other liabilities	2,201
Deferred revenue	5,080
Deferred tax liabilities	1,374

Total liabilities assumed	9,923

Net assets acquired	54,005
Goodwill	46,017

Purchase price allocation	$100,022

In conjunction with the acquisition, the Company recorded $46.0 million of goodwill. Goodwill is calculated as the purchase price in excess of the fair value of the Company’s identifiable assets and liabilities and represents the Company’s assembled workforce and its opportunity to grow its business through synergies arising out of the acquisition. None of the goodwill recognized is deductible for income tax purposes.

The Company recorded intangible assets based on their estimated fair value which consist of the following (in thousands):

	Estimated	Estimated
	useful life	fair value
Customer relationships	5 years	$33,700
Existing technology	4 years	5,400
Noncompete agreements	2 years	1,200
In-process research and development	Indeterminate	800
Backlog	2 years	220

		$41,320

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VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

Restructuring and Transaction Expenses

Subsequent to the acquisition of nCircle, a restructuring plan was implemented to reduce the Company’s operating expenses. The consolidated statements of operations for the period ending December 31, 2013 include the following restructuring and transaction expenses (in thousands):

	Year ended
	December 31, 2013
	Restructuring	Transaction
Transaction fees	$—	2,951
Transaction retention bonuses	—	2,632
Severance costs related to reduction in force	3,362	—
Contract cancellations and other	547	—
Lease abandonment	333	—

	$4,242	5,583

(4)	Property and Equipment

Property and equipment consists of the following (in thousands):

December 31,
2013
Equipment	$6,601
Furniture and fixtures	1,223
Software	4,281
Leasehold improvements	1,091
Capital projects in progress	1,328

14,524
Less accumulated depreciation and amortization	(8,334)

Property and equipment, net	$6,190

Depreciation and amortization expense totaled $4.0 million for the year ended December 31, 2013.

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VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(5)	Intangible Assets

Intangible assets and the related accumulated amortization at December 31, 2013 were as follows (in thousands):

	Estimated	December 31,
	useful life	2013
Customer relationships	5 years	$92,200
Existing technology	4 years	20,700
In-process research and development	1.5 years	4,600
Noncompete agreements	2 years	1,200
Backlog	2 years	220
Trade name	Indefinite	14,800

Total intangible assets		133,720
Less accumulated amortization		(50,689)

Intangible assets, net		$83,031

Amortization of intangible assets is being recorded on a straight-line basis. Amortization expense totaled $23.2 million for the year ended December 31, 2013. These assets are expected to amortize as follows (in thousands):

Year ending December 31:
2014	$24,942
2015	21,561
2016	12,965
2017	7,078
2018	1,685

$68,231

(6)	Long Term Debt and Revolving Credit Facility

On April 2, 2013, the Company amended and restated the existing credit agreement with Ares Capital Corporation. The credit facility, which is secured by substantially all of the assets of the Company, includes an $80.0 million term loan under which proceeds were distributed on May 23, 2011, an $85.0 million term loan under which proceeds were distributed on April 2, 2013, and a revolving credit facility of $10.0 million. The revolving credit facility is available through May 23, 2018. The term loans have a maturity date of May 23, 2018. Amounts outstanding under the facility accrue interest at a per annum rate equal to a “base rate” plus an applicable margin. The base rate is defined in the credit agreement as the greater of the lender’s prime rate, the overnight federal funds rate plus 0.5%, or the one-month Eurodollar rate plus 1.0%. The base rate for Eurodollar Loans is the higher of the interest rate identified by Bloomberg Professional Services times a bank statutory reserve rate publication or 1.25%. The applicable margin is dependent upon a leverage ratio calculated based on quarter-end borrowings and adjusted EBITDA (as defined in the agreement). At December 31, 2013, the applicable interest rate was 7%. As of December 31, 2013, there were no borrowings outstanding under the revolving credit facility.

The credit agreement also includes financial covenants requiring 1) a total leverage ratio (as defined in the agreement) of 7.20:1.0 at December 31, 2013, with a decreasing total leverage ratio target in future periods (ranging from 6.45:1 at March 31, 2014 to 4.20:1 at March 31, 2018) and 2) a fixed charge coverage ratio of 1.05:1 at December 31, 2013 with a target increasing to 1.20:1 on March 31, 2014 and 1.25:1 March 31, 2016. As of December 31, 2013, the Company was in compliance with all covenants.

17	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

The Company incurred and capitalized $2.4 million in loan origination fees in addition to the $2.8 million capitalized in prior periods. The fees are being amortized over the remaining term of the credit agreement with an annual amortization totaling approximately $0.9 million. At December 31, 2013, the unamortized loan origination fees totaled $3.9 million, of which $0.9 million is included in other current assets and $3.0 million is included in other assets.

(7)	Commitments and Contingencies

(a)	Leases

Tripwire’s principal executive offices in Portland, Oregon are under a noncancelable operating lease agreement with a term ending April 2019. Under the terms of the lease agreement, lease payments escalate at specific points over the term of the lease. The Company also leases sales and/or research & development offices in California, Georgia, Canada, Europe, and Asia under noncancelable operating leases with terms expiring through 2018. Rent expense is recognized on a straight-line basis, including any rent abatement periods. Future minimum lease payments were as follows as of December 31, 2013 (in thousands):

Operating
leases
Year ending December 31:
2014	$2,650
2015	2,493
2016	2,141
2017	1,708
2018	1,660
2019	533

$11,185

Rent expense totaled $2.8 million for the year ended December 31, 2013.

(b)	Legal Proceedings

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business. In such cases, it is the Company’s policy to defend against such claims, or if considered appropriate, negotiate a settlement on commercially reasonable terms. However, no assurance can be given that the Company will be able to negotiate settlements on commercially reasonable terms, or at all, or that any litigation resulting from such claims would not materially harm the Company’s business, operating results or liquidity. The Company is not currently a party to any legal proceeding that it believes to be material.

18	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(c)	Deferred Contribution Plan

The Company sponsors a 401(k) deferred savings plan for all employees. Employees become eligible to participate in the plan upon employment. Employees may contribute up to 92% of their pay to the plan, subject to limitations established by the Internal Revenue Code. All employee contributions vest immediately. The Company may make discretionary contributions to the plan. The Company made contributions totaling $0.6 million for the year ended December 31, 2013.

(d)	Indemnification and Warranties

The Company’s product license and services agreements include a limited indemnification provision for claims from third parties relating to the Company’s intellectual property. The indemnification is typically limited to the amount paid by the customer. To date, claims under such indemnification provisions have not been significant.

The Company is required by its by-laws to indemnify directors and officers, and may indemnify other employees and agents, for liabilities arising out of their relationship with the Company and may enter into contracts under which it agrees to indemnify these persons for liabilities arising out of such relationships.

In the event that an indemnification claim is made against the Company, an adverse outcome, including a judgment or settlement, may cause a material adverse effect on the Company’s future business, operating results or financial condition. It is not possible to determine the maximum potential amount under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement.

The Company generally provides a warranty for its products and services. The Company’s product warranty expense and related warranty accruals are not significant.

19	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(8)	Equity and Stock Compensation

(a)	Class A Common Stock

The Company is authorized to issue up to 200,000 shares of Class A Common Stock. As of December 31, 2013, the Company has 101,961 units of Class A Common Stock outstanding. All Class A units were allocated $990 per unit with an initial liquidation value of $1,000 per unit. The holders of Class A Common Stock have no voting rights, provided that each holder of Class A Common stock is entitled to notice of all stockholder meetings. Dividends on each share of Class A Common stock accrue on a daily basis at a rate of 9% per annum on the sum of the liquidation value thereof plus all accumulated and unpaid dividends thereon. As of December 31, 2013, the accumulated and unpaid distributions were $26.5 million, and the liquidation value totaled $102.0 million.

Upon liquidation, dissolution or winding up of the Company, each holder of Class A Common Stock shall be entitled to be paid, before any distribution or payment is made upon any junior securities, including Class B Common stock, an amount in cash equal to the aggregate liquidation value of all shares of Class A Common stock held by such holder (plus all accrued and unpaid dividends) and such holders shall not be entitled to any further payment. The Company shall not redeem, purchase or otherwise acquire any junior securities, nor shall the Company pay or declared any dividend or make any distribution upon any junior securities, so long as any Class A Common Stock remains outstanding, without consent of Class A Common stockholders.

In the event the Company files a registration statement with the U.S. Securities and Exchange Commission or other similar regulatory agency in an initial public offering, immediately prior to the effectiveness of such a registration statement, each share of Class A Common stock outstanding shall be automatically converted into a number of fully paid shares of Class B common stock equal to the result of (i) the liquidation value of such share of Class A Common stock (plus accrued and unpaid dividends), divided by (ii) the per share price at which the Class B common stock is being offered in the initial public offering. The Company may at any time, and from time to time, redeem all or any portion of the shares of Class A Common stock then outstanding, at a price per share equal to liquidation value (plus all accrued and unpaid dividends).

(b)	Class B Common Stock

In March 2013, the Company increased the number of authorized shares of Class B Common Stock from 102,000,000 to 105,000,000. All holders of Class B Common stock shall be entitled to one vote per share on all matters to be voted on by the Company’s stockholders. As and when dividends are declared or paid with respect to Class B Common stock, the holders of Class B Common stock shall be entitled to receive such dividends pro rata at the same rate per share, subject to the provisions of the Class A Common stock. The holders of Class B Common stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Class B Common stock in any liquidation, dissolution or winding up of the Company, subject to the provisions of the Class A Common stock. As of December 31, 2013, the Company has 99,398,809 units of Class B Common Stock outstanding, which includes 4,243,675 incentive shares that are liability classified.

20	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(c)	Stock Option Plan

In December 2012, the Company adopted the 2012 Stock Option/Stock Issuance Plan (2012 Plan). Under the 2012 Plan, the Company can grant options and equity-based awards of the Company’s Class B Common Stock to executives, key employees, directors, consultants and other service providers. In March 2013, the Company increased the number of shares of Class B Common Stock reserved for issuance under the Plan from 10,000,000 shares to 12,000,000 shares. The number of shares of Class B Common Stock with respect to which options may be granted under the 2012 Plan shall not exceed, in the aggregate, 12,000,000 shares, less the number of shares of Class B Common Stock otherwise issued and outstanding to then current or former consultants or employees of the Company or any of its Subsidiaries, other than shares of Common Stock issued as “Co-Invest Stock” pursuant to an Employee Purchase Agreement or a Management Purchase Agreement. Exercise prices and vesting criteria for options issued under the 2012 Plan are determined at the discretion of the Board and have a contractual term of no greater than 10 years. Upon an employee’s termination of service with the Company, all unvested stock options for the terminated individual are forfeited, and any vested stock options generally must be exercised within 30 days of the termination date or be forfeited. The Company applies FASB ASC Topic 718, Compensation – Stock Compensation (ASC 718), in accounting for stock options granted, modified, or canceled under the plan. During the years ended December 31, 2013, stock compensation expense recorded under the plan was $0.1 million. At December 31, 2013 1,970,000 shares were available for grant under the Plan.

Number of
shares
Balance at January 1, 2013	—
Granted	2,126,638
Exercised	—
Forfeited	(55,000)
Expired	—

Balance at December 31, 2013	2,071,638

(d)	Incentive Stock Purchase Agreements

The Company entered into incentive equity purchase agreements with certain employees, executives, and board members of the Company and its subsidiaries pursuant to which these employees, executives, and board members purchased, on a restricted basis, Class B Common stock. The purchase price was equivalent to the fair market value on the date of purchase.

The Incentive Stock for all nonexecutive employees is subject to vesting based upon the employees’ continued employment with the Company and its subsidiaries and vests 25% after one year, with the balance vesting ratably in a series of 36 monthly installments. The Incentive Stock for all board members is subject to vesting based on the board members’ continued service on the Company’s Board of Directors and vests 25% upon execution of the agreement, with the balance vesting ratably in a series of 36 monthly installments. All unvested board member shares of Incentive Stock will become fully vested immediately prior to the occurrence of a change in control of the Company. At December 31, 2013, shares subject to employee and board member vesting totaled 1,605,000 and 700,000, respectively.

21	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

Executive vesting is also subject to the executives’ continued employment with the Company and its subsidiaries. The Incentive Stock for each executive is divided evenly between two categories (Type I and Type II). Type I Incentive Stock is subject to time-based vesting, with 25% vesting one year after the purchase date and the balance vesting ratably in a series of 36 monthly installments. Type II Incentive Stock is subject to performance-based vesting criteria, with 25% vesting per year based on achievement of annual EBITDA targets from December 31, 2011 through December 31, 2014. Certain executive unvested shares of the Incentive Stock will become fully vested immediately prior to the occurrence of a change in control of the Company. Shares subject to executive vesting total 6,453,362 at December 31, 2013. On February 27, 2012, and February 28, 2011, the Board of Directors of the Company confirmed that EBITDA for the fiscal years ended December 31, 2012 and 2011 had been met or exceeded. The December 31, 2013 EBITDA target was not met, however these shares can retroactively vest based upon achievement of the 2014 EBITDA target. At December 31, 2013, 50% of each executive’s Type II shares have vested.

Due to the existence of an employer call feature, the incentive stock awards are liability classified and are included within the balance sheet as stock compensation liabilities. When awards are considered mature whereby holders are subject to the risks and rewards of ownership for a reasonable period of time (defined in ASC 718 as at least 6 months and one day following vesting), the awards are reclassified to equity. During the year ended December 31, 2013, 2.2 million shares were reclassified to equity at their intrinsic value.

The Company applies the principles from ASC 718, which requires companies to measure all employee stock based compensation awards using a fair value method and to record such expense in its financial statements. Liability awards are remeasured to intrinsic value each reporting period based on the percentage of the requisite service period lapsed as of that date. The value of these stock awards, less estimated forfeitures, is recognized as compensation expense over the period during which an employee is required to provide service in exchange for the award. The intrinsic value of the liability-classified awards at December 31, 2013 was $4.0 million. The intrinsic value was calculated by subtracting the purchase price from the fair market value on the balance sheet date. The fair market value was based on a weighted average combination of the income approach and market approach. Forfeitures are estimated and it is assumed no dividends will be declared.

As of December 31, 2013, total compensation cost not yet recognized for nonvested liability awards was approximately $3.3 million, based upon the intrinsic value at December 31, 2013. The remaining compensation cost is expected to be recognized over a weighted average period of 1.4 years. During the year ended December 31, 2013, the Company recorded stock-based compensation expense of approximately $2.1 million. The total intrinsic value of shares vested during the year ended December 31, 2013 was $1.3 million. The total intrinsic value of share-based liabilities paid via repurchases during the year ended December 31, 2013 was $0.2 million.

22	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

A summary of the changes in Incentive Stock outstanding for the year ended December 31, 2013 is presented below (in thousands):

Incentive
stock units
Nonvested as of January 1, 2013	6,796
Issued	163
Vested and reclassified to equity	(2,192)
Repurchased	(523)

Nonvested as of December 31, 2013	4,244

(e)	Repurchase Option

The Company has the right (but not the obligation) to repurchase Class A Common and Class B Common units, including unvested and vested Incentive Stock, in the event the holder ceases to be employed by the Company. For Class A Common stock units, the repurchase price is the liquidation value ($1,000 per share plus all accumulated but unpaid distributions). The repurchase price for vested Class B Common stock units is the fair market value and the repurchase price for unvested Class B Common stock units is the lesser of the purchase price paid by the holder or fair market value.

(9)	Income Taxes

Domestic and foreign pretax income (loss) is as follows (in thousands):

Year ended
December 31,
2013
Domestic	$(23,174)
Foreign	325

$(22,849)

23	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

Income tax expense (benefit) attributable to continuing operations comprises the following (in thousands):

Year ended
December 31,
2013
Current:
Federal	$222
State	222
Foreign	116

Total current	560

Deferred:
Federal	(6,793)
State	(1,146)
Foreign	39

Total deferred	(7,900)

Income tax benefit	$(7,340)

The significant differences between the U.S. federal statutory tax rate and the Company’s effective tax rate for financial statement purposes are as follows (in thousands):

Year ended
December 31,
2013
Expected income tax benefit rate	(34.0)%
Increases (decreases) resulting from:
Stock based compensation associated with Incentive Stock	3.1
Other permanent differences	1.4
Change in valuation allowance	3.0
Increase in federal and state research and development credits	(0.8)
State taxes	(4.7)
Other	(0.1)

Actual tax benefit rate	(32.1)%

24	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the respective bases for income tax purposes. Significant components of deferred tax assets and liabilities are as follows (in thousands):

December 31,
2013
Current deferred tax assets:
Accrued expenses and allowances	$1,070
Deferred revenue	3,175
Net operating loss carryforwards	10,495
Less valuation allowance	(864)

Current deferred tax assets, net	13,876

Noncurrent deferred tax assets (liabilities):
Net operating loss carryforwards	25,996
Research and experimentation credit carryforwards	3,562
Stock based compensation	46
Fixed assets and depreciation	100
Acquired intangibles and amortization	(32,743)
Maintenance costs	(259)
Other credit carryforward	1,124
Less valuation allowance	(721)

Noncurrent deferred tax liabilities, net	(2,895)

Net deferred tax asset (liability)	$10,981

The Company maintained a valuation allowance against $1.6 million of its US net deferred tax assets at December 31, 2013. The increase in the valuation allowance during 2013 was primarily related to the nCircle acquisition in which the Company recorded $0.9 million of valuation allowance under purchase accounting against net operating losses that were likely to expire before utilization and an additional $0.75 million related to state net operating losses in jurisdictions in which the Company is not required to file. The Company has concluded it is not more likely than not that it will realize a benefit from these assets in a future period. The Company has not provided a valuation allowance against any foreign net deferred tax assets as it has concluded it is more likely than not that a benefit from these assets will be realized in a future period due to the nature of the assets in these jurisdictions.

As of December 31, 2013, the Company had federal and state net operating loss carryforwards of approximately $96.8 million and $45.5 million available to reduce future income subject to income taxes. The federal and state net operating loss carryforwards expire through 2033. As of December 31, 2013, the Company had available federal and state research and experimentation tax credit carryforwards of approximately $2.4 million and $2.0 million, which begin expiring in 2014.

25	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

Net operating loss and credit carryforwards are reported net of an annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986, as amended, and similar state provisions.

The Company had undistributed net losses of its foreign subsidiary of approximately $3.5 million as of December 31, 2013 for which deferred taxes have not been provided. As there are no offshore earnings available for repatriation, no U.S. income tax provision is required to be provided.

Uncertain Tax Positions

The Company has recorded tax reserves to address potential exposures involving positions that could be challenged by taxing authorities. As of December 31, 2013, the amount of uncertain tax positions was a liability of $1.1 million. There was an increase in the balance of $0.3 million during the period ended December 31, 2013 as a result of the nCircle acquisition. An immaterial amount of interest and penalties are accrued related to these uncertain positions to date as the majority of these uncertain positions have been recorded as a reduction of the related deferred tax asset.

The Company is under a federal income tax examination for the period ended December 31, 2011.

Due to the Company’s net operating loss carryforwards, it is subject to state, U.S. federal and foreign jurisdiction tax examinations for all years. The Company does not anticipate that any potential tax adjustments will have a significant impact on its consolidated financial position or results of operations.

(10)	Related-Party Transactions

The Company has an agreement with Thoma Bravo, LLC (Thoma Bravo), the sponsor and manager of Thoma Bravo Fund IX, a stockholder of the Company, for financial and management consulting services. According to the agreement, the Company is obligated to pay Thoma Bravo a quarterly management fee equal to $125 thousand per quarter in 2012 (the Management Fee), increasing to $250 thousand per quarter beginning in the first quarter of 2013. The amount of the management fee paid to Thoma Bravo during the year ended December 31, 2013 was $1.0 million.

The Company also has agreements with certain board members, who are also stockholders of the Company, for financial and management consulting services. According to the agreements, the Company was obligated to pay quarterly management fees equal to $44 thousand through the second quarter of 2013 and $50 thousand for each quarter thereafter. The amount of the management fee paid to these board members during year ended December 31, 2013 was $0.2 million.

The Company’s revolving credit facility and term loan are due to Ares Capital Corporation (Ares), a stockholder of the Company, and the Company makes periodic interest payments in accordance with the debt agreement. During the year ended December 31, 2013, the Company made interest payments to Ares totaling $11.7 million and debt issuance payments of $2.4 million. No interest payable on the term loan was due to Ares at December 31, 2013.

26	(Continued)

VIA HOLDINGS I, INC.

Notes to Consolidated Financial Statements

December 31, 2013

(11)	Geographic Revenue

Geographic revenue information is as follows (in thousands):

Year ended
December 31,
2013
The Americas	$95,868
Europe	12,594
Asia	10,017

$118,479

(12)	Supplemental Cash Flow Disclosures

Interest payments for the year ended December 31, 2013 were $11.7 million. Income taxes paid for the year ended December 31, 2013 were $0.9 million.

During the year ended December 31, 2013 in connection with the Incentive Stock as described in note 8, the Company reclassified 2,192,188 shares from stock compensation liability into equity with an intrinsic value of $1.5 million.

(13)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through April 10, 2014, the date at which the consolidated financial statements were available to be issued, and determined that there were no additional items to disclose.

27